
FORM 10-Q


            STATEMENT REGARDING COMPUTATIONS OF PER SHARE EARNINGS

                              BGS SYSTEMS, INC.

                                                For the quarter ended
                                                       July 31,
                                                 1996           1995
                                            ---------------------------
PRIMARY

Average shares outstanding                  3,126,608        3,107,312

Net effect of stock options, if dilutive,
based on the treasury stock method using
the average market price                       36,616           16,101
                                          -----------      -----------
  Total                                     3,163,224        3,123,413
                                          -----------      -----------

Net income                                $ 2,174,117      $ 1,896,622
                                          ===========      ===========

Net income per share                      $       .69      $       .61
                                          ===========      ===========



                                            For the six months ended
                                                    July 31,
                                             1996            1995
                                          ---------------------------
PRIMARY

Average shares outstanding                  3,125,169       3,104,638

Net effect of stock options, if dilutive,
based on the treasury stock method using
the average market price                       28,920          15,179
                                          -----------     -----------
  Total                                     3,154,089       3,119,817
                                          -----------     -----------

Net income                                $ 4,275,747     $ 3,769,305
                                          ===========     ===========

Net income per share                      $      1.36     $      1.21
                                          ===========     ===========
